                                                                     EXHIBIT 2.3





                     STOCK PURCHASE AGREEMENT (Translation)

                                  BY AND AMONG

                           ADVANCED ENERGY JAPAN K.K.

                                       AND

                         [NAME OF MINORITY STOCKHOLDER]

                            Dated December ___, 2001

                                TABLE OF CONTENTS



1.       PURCHASE AND SALE OF THE SHARES..........................................................................1

   1.1   PURCHASE OF THE SHARES FROM THE STOCKHOLDER..............................................................1
   1.2   FURTHER ASSURANCES.......................................................................................2
   1.3   PURCHASE PRICE FOR THE SHARES............................................................................2
   1.4   ADJUSTMENTS TO THE BASE PRICE............................................................................2
   1.5   CLOSING..................................................................................................2
   1.6   STOCKHOLDERS' REPRESENTATIVE.............................................................................3


2.       REPRESENTATIONS OF THE STOCKHOLDER REGARDING THE SHARES..................................................4

   2.1   OWNERSHIP OF SHARES......................................................................................4
   2.2   AUTHORITY................................................................................................5
   2.3   NONCONTRAVENTION.........................................................................................5

3.       CONFIDENTIALITY..........................................................................................5


4.       CONDITIONS TO OBLIGATIONS OF THE BUYER...................................................................5

   4.1   CONTINUED TRUTH OF REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER; COMPLIANCE WITH COVENANTS AND
         OBLIGATIONS..............................................................................................5
   4.2   GOVERNMENTAL APPROVALS...................................................................................6
   4.3   CONSENT OF LESSORS AND OTHER THIRD PARTIES...............................................................6
   4.4   ADVERSE PROCEEDINGS......................................................................................6
   4.5   SALE OF SHARES OF COMMON STOCK BY OTHER SELLING STOCKHOLDERS.............................................6
   4.6   CLOSING DELIVERIES.......................................................................................6

5.       CONDITION TO OBLIGATIONS OF THE STOCKHOLDER..............................................................6


6.       POST-CLOSING PURCHASE PRICE ADJUSTMENT...................................................................7

   6.1   DECEMBER 2001 FINANCIAL STATEMENTS.......................................................................7
   6.2   RECOVERY BY BUYER FOR SHORTFALL OR EXCESS................................................................7

7.       TERMINATION OF AGREEMENT; OPTION TO PROCEED PURCHASE OF SHARES; DAMAGES..................................7

   7.1   TERMINATION BY LAPSE OF TIME.............................................................................7
   7.2   TERMINATION BY AGREEMENT OF THE PARTIES..................................................................8
   7.3   TERMINATION BY REASON OF BREACH..........................................................................8

8.       DISPUTE RESOLUTION.......................................................................................9

   8.1   GENERAL..................................................................................................9
   8.2   CONSENT OF THE PARTIES...................................................................................9
   8.3   ARBITRATION..............................................................................................9

9.       NOTICES.................................................................................................10


10.      EXPENSES................................................................................................11


11.      LEGAL FEES..............................................................................................11


12.      GOVERNING LAW...........................................................................................11


Exhibit A       Escrow Agreement


Schedule I      Information Regarding Stockholder's Shares

                     STOCK PURCHASE AGREEMENT (Translation)

         This Stock Purchase Agreement ("Agreement") is made as of the ___ day of December, 2001, by and among Advanced Energy Japan K.K., a Japanese corporation (the "Buyer"), and the stockholder of Aera Japan Limited, a Japanese corporation (the "Company"), identified on the execution page hereto (the "Stockholder").

                             Preliminary Statements

                  1. The Stockholder owns the number of the issued and outstanding shares (the "Shares") of the common stock, (Y)500 par value per share (the "Common Stock"), of the Company set forth on Schedule I.

                  2. The Buyer desires to purchase, and the Stockholder desires to sell, the Shares for the consideration set forth below, subject to the terms and conditions of this Agreement.

                  3. At the Closing (as defined in Section 1.1 below), the Buyer shall purchase, pursuant to (a) the Stock Purchase Agreement dated as of November 16, 2001 (the "Majority Stock Purchase Agreement"), by and among Advanced Energy Industries, Inc., a Delaware corporation, the Buyer, the Company and the stockholders of the Company identified therein (the "Majority Stockholders"), and (b) each of the other Minority Stock Purchase Agreements(collectively, the "Other Minority Stock Purchase Agreements" and, collectively with this Agreement and the Majority Stock Purchase Agreement, the "Stock Purchase Agreements"), by and among the Buyer and the stockholders of the Company identified in such agreements (collectively with the Stockholder and each such stockholders, the "Selling Minority Stockholders" and, collectively with the Majority Stockholders, the "Selling Stockholders"), the shares of Common Stock of the Company held by all of the Selling Stockholders. The Shares and the shares of Common Stock of the Company held by the other Selling Stockholders (collectively, the "Purchased Shares") together shall represent at least 97.1% of the outstanding capital stock of the Company.

         NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. PURCHASE AND SALE OF THE SHARES.

                  1.1 PURCHASE OF THE SHARES FROM THE STOCKHOLDER. Subject to and upon the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the "Closing"), the Stockholder shall sell and deliver to the Buyer, and the Buyer shall purchase from the Stockholder, all the Shares owned by the Stockholder, as set forth opposite to the Stockholder's name on Schedule I. At the Closing, the Stockholder shall deliver to the Buyer all of the share certificates evidencing the Shares.

                  1.2 FURTHER ASSURANCES. At any time after the Closing, at the Buyer's request and without further consideration, the Stockholder shall promptly execute and deliver such instruments necessary for the Buyer and take all such other action as the Buyer may reasonably request to effect the transfer of the Shares to the Buyer, to register the Buyer's name in the Company's stockholders' register, to confirm the Buyer's title to all of the Shares, to assist the Buyer in exercising all rights with respect thereto and otherwise to carry out the full purpose and intent of this Agreement.

                  1.3 PURCHASE PRICE FOR THE SHARES.

                           (a) The purchase price per Share shall be cash in an
amount equal to (Y)5,784,000,000 (subject to any Adjustments as defined in Section 1.4) (the "Base Price") divided by 73,000 shares (the aggregate number of shares of Common Stock which shall be outstanding as of the Closing). Such per Share price multiplied by the total number of Shares is referred to herein as the "Purchase Price."

                           (b) At the Closing, the Buyer shall make a payment of
the Purchase Price, less the Escrow Amount (as defined in paragraph (c) below), to the Stockholder by wire transfer of immediately available funds in Japanese yen. The Stockholder shall designate a receiving account at least 5 business days prior to the Closing. The Purchase Price, assuming no Adjustments are made to the Base Price, is set forth on Schedule I.

                           (c) At the Closing, the Buyer shall deliver to State
Street Bank and Trust Company, as escrow agent ("Escrow Agent"), cash in an amount equal to twelve percent (12%) of the Purchase Price (the "Escrow Amount"). Such cash, together with the Escrow Amount to which the other Selling Minority Stockholders shall contribute, shall be held in the Escrow Agent's account (the "Reserve Account") pursuant to the terms of an escrow agreement among the Buyer, the Selling Minority Stockholders and the Escrow Agent in the form attached hereto as Exhibit A (the "Escrow Agreement").

                  1.4 ADJUSTMENTS TO THE BASE PRICE. The Base Price shall be adjusted as follows (each an "Adjustment" and, collectively, "Adjustments"):

                           (a) If the Company's stockholders' equity as of
November 30, 2001, as reflected in the unaudited consolidated financial statements as of November 30, 2001 delivered by the Company to the Buyer pursuant to the Majority Stock Purchase Agreement, is less than (Y)3.0 billion, and if the Buyer elects (in its sole discretion) to complete the purchase of the Shares, then the Base Price shall be reduced by the amount of the shortfall.

                           (b) If Section 7.3 is applicable, the Base Price
shall be adjusted as set forth therein.

                  1.5 CLOSING. The Closing shall take place at the offices of Mitsui, Yasuda, Wani & Maeda, Akasaka 2.14 Plaza Building, 14-32, Akasaka 2-chome, Minatu-ku, Tokyo at 10:00 a.m., on January 10, 2002, or at such other place, time or date as may be mutually agreed upon in writing by the Buyer and the Stockholders' Representative (as defined in Section 1.6 below). The above-referenced scheduled date for the Closing, or such other date as may be mutually agreed upon pursuant to this Section 1.5, is hereinafter referred to as the "Closing Date."

                  1.6 STOCKHOLDERS' REPRESENTATIVE.

                           (a) In order to administer efficiently (i) the
determination of the amount of any Adjustment, (ii) waiver of any condition to the obligations of the Stockholder to consummate the transactions contemplated hereby, (iii) determination of any amount that the Buyer is entitled to recover pursuant to Section 6 hereof, and (iv) any rights or obligations of the Selling Stockholders pursuant to the Stock Purchase Agreements or the Escrow Agreement, the Stockholder hereby designates Hisanori Aoyama as his, her or its representative (the "Stockholders' Representative").

                           (b) The Stockholder hereby authorizes the
Stockholders' Representative (i) to make all decisions relating to the determination of the amount of any Adjustment, (ii) to take all action necessary in connection with the waiver of any condition to the obligations of the Stockholder to consummate the transactions contemplated hereby, (iii) to make all decisions relating to the determination of any amount that the Buyer is entitled to recover pursuant to Section 6 hereof, (iv) to give and receive all notices required to be given under this Agreement, and (v) to take any and all additional action as is contemplated, permitted or required by the terms of this Agreement or the Escrow Agreement to be taken by or on behalf of the Stockholder.

                           (c) In the event that the Stockholders'
Representative dies, becomes unable to perform his responsibilities hereunder or resigns from such position, the Majority Stockholders (or their respective successors, heirs or executors) shall, in accordance with the Majority Stock Purchase Agreement, promptly select another representative. The Stockholder agrees that any such substituted representative shall be deemed to be the Stockholders' Representative for all purposes of this Agreement.

                           (d) All decisions and actions by the Stockholders'
Representative shall be binding upon the Stockholder, and the Stockholder shall not have the right to object, dissent, protest or otherwise contest the same.

                           (e) By execution of this Agreement, the Stockholder
agrees to all of the following matters:

                                    (i) the Buyer and its affiliates shall be
able to rely conclusively on the instructions and decisions of the Stockholders' Representative as to any of the matters described in this Section 1.6, and the Stockholder shall not have any claim against the Buyer or any of its affiliates for any action taken by the Buyer or any of its affiliates in reliance upon the instructions or decisions of the Stockholders' Representative;

                                    (ii) all actions, decisions and instructions
of the Stockholders' Representative shall be conclusive and binding upon the Stockholder, and the Stockholder shall not have any claim against the Stockholders' Representative for any action taken, decision made or instruction given by the Stockholders' Representative under this Agreement or the Escrow Agreement;

                                    (iii) the provisions of this Section 1.6 are
independent and severable, are irrevocable and coupled with an interest and shall be enforceable independently and separately from any rights or remedies that the Stockholder may have in connection with the transactions contemplated by this Agreement;

                                    (iv) money damages for any breach of the
provisions of this Section 1.6 would be inadequate;

                                    (v) the provisions of this Section 1.6 shall
be binding upon the executors, heirs, legal representatives and successors of the Stockholder, and any references in this Agreement to the Stockholder shall include the successors to the Stockholder's rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise; and

                                    (vi) the Stockholders' Representative shall
have the authority to execute and deliver on behalf of the Stockholder the Escrow Agreement and any other agreements, certificates and instruments contemplated by this Agreement or necessary or appropriate to facilitate the Closing.

                           (f) All fees of and expenses incurred by the
Stockholders' Representative shall be paid by the Selling Stockholders, and the Stockholder shall pay the amount of such fees and expenses reasonably allocated to him, her or it by the Stockholders' Representative.

2. REPRESENTATIONS OF THE STOCKHOLDER REGARDING THE SHARES.

         The Stockholder represents and warrants to the Buyer as follows:

                  2.1 OWNERSHIP OF SHARES. The Stockholder has good and marketable title, free and clear of any and all Share Encumbrances (as defined below), to all of the Shares. The Shares constitute all of the shares of of the Company beneficially owned by the Stockholder. Subject to approval by the Board of Directors of the Company pursuant to the Company's Articles of Incorporation, which approval on or prior to the Closing will have been duly obtained, the Stockholder has the authority to transfer and deliver to the Buyer at the Closing the Shares and, upon consummation of the sale of the Shares contemplated hereby, the Buyer will acquire from the Stockholder good and marketable title to the Shares, free and clear of all Share Encumbrances. "Share Encumbrances" means any title defect, liens, charges, claims, options, pledges, voting trusts, proxies, stockholder or similar agreements, security interests, mortgages, encumbrances or restrictions of any kind, other than applicable securities law restrictions and restrictions under the Company's Articles of Incorporation.

                  2.2 AUTHORITY. The Stockholder has all requisite power and authority to execute and deliver this Agreement and to perform the Stockholder's obligations hereunder. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes valid and legally binding obligations of the Stockholder, enforceable against the Stockholder in accordance with its terms.

                  2.3 NONCONTRAVENTION. Neither the execution and delivery of this Agreement by the Stockholder nor the consummation by the Stockholder of the transactions contemplated hereby will: (i) require on the part of such Stockholder any filing with, or any permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority or agency (except where the failure to obtain the same will not have a material adverse effect on the Shares, Buyer's rights and title thereto or the transactions contemplated hereby); (ii) result in the imposition of any Share Encumbrance upon the Shares; or (iii) violate any order, writ, injunction, decree, law or regulation applicable to such Stockholder or to the Shares.

3. CONFIDENTIALITY.

                  The Stockholder agrees to keep confidential the existence and terms of this Agreement and any information related hereto, including without limitation the status of the transactions contemplated hereby, unless prior to the Stockholder's disclosure of such information, (a) the Company or the Buyer has publicly disclosed such information, or (b) the Buyer has provided its written consent to the Stockholder.

4. CONDITIONS TO OBLIGATIONS OF THE BUYER.

                  The obligations of the Buyer to purchase the Shares under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent; provided, however, that each of such conditions may be waived in writing in the sole discretion of the Buyer:

                  4.1 CONTINUED TRUTH OF REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER; COMPLIANCE WITH COVENANTS AND OBLIGATIONS. The representations and warranties of the Stockholder set forth in this Agreement shall be true and correct as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Date as though made as of the Closing Date. The Stockholder shall have performed and complied with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by the Stockholder prior to or at the Closing Date. At the Closing, the Stockholders' Representative, on behalf of the Stockholder, shall have executed and delivered to the Buyer a certificate as to the Stockholder's compliance with this Section 4.1.

                  4.2 GOVERNMENTAL APPROVALS. All of the consents, authorizations or approvals of governmental agencies and similar bodies, which are necessary under any applicable law or regulation for the consummation by the Stockholder of the transactions contemplated by this Agreement shall have been obtained. Without limiting the generality of the foregoing, the Buyer shall not be obligated to complete the transactions contemplated by this Agreement, if doing so would violate the Hart-Scott-Rodino Antitrust Improvements Act of 1974.

                  4.3 CONSENT OF LESSORS AND OTHER THIRD PARTIES. The Stockholder shall have received (without the payment of any consideration, the waiving of any right or the incurring of any new obligation or liability by the Company or the Buyer or any of their affiliates) all requisite consents and approvals of all third parties whose consent or approval is required in order for the Stockholder to consummate the transactions contemplated by this Agreement. All such consents and approvals shall be in form and substance reasonably acceptable to the Buyer.

                  4.4 ADVERSE PROCEEDINGS. No action or proceeding before any court or other governmental body shall have been instituted or threatened which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Buyer to own the Shares or to own or operate the business of the Company and its subsidiaries after the Closing.

                  4.5 SALE OF SHARES OF COMMON STOCK BY OTHER SELLING STOCKHOLDERS. The Selling Stockholders other than the Stockholder shall, at the Closing and in accordance with the Stock Purchase Agreements, sell to the Buyer all of the Purchased Shares owned by such stockholders. The total Purchased Shares sold to the Buyer shall represent at least 97.1% of the issued and outstanding shares of the Company at the Closing.

                  4.6 CLOSING DELIVERIES. The Buyer shall have received at or prior to the Closing such documents, instruments or certificates as the Buyer may reasonably request including, without limitation:

                           (a) the stock certificates representing the Shares;

                           (b) a cross receipt executed by the Stockholders'
Representative on behalf of the Stockholder; and

                           (c) stock certificates representing the Purchased
Shares sold by the other Selling Stockholders.

5. CONDITION TO OBLIGATIONS OF THE STOCKHOLDER.

                  The obligations of the Stockholder are subject to the receipt by the Stockholder or the Stockholders' Representative, at or prior to the Closing, of (a) payment of the Purchase Price; and (b) a cross receipt executed by the Buyer.

6. POST-CLOSING PURCHASE PRICE ADJUSTMENT.

                  6.1 DECEMBER 2001 FINANCIAL STATEMENTS. Following the Closing, the Buyer shall use commercially reasonable efforts to prepare the balance sheet of the Company and the Subsidiaries as of December 31, 2001 and the related statements of income, stockholders' equity, retained earnings and cash flows for the six months then ended (the "December 2001 Financial Statements"). The December 2001 Financial Statements shall be audited by the Company's independent accountants. The Buyer's independent accountants also shall be entitled to review the December 2001 Financial Statements and the performance by the Company's independent accountants of the audit. The Buyer's independent accountants shall be given full access to the information made available to, and work papers of, the Company's independent accountants, as well as such further information as the Buyer's independent accountants shall request in connection with their review. Any comments of the Buyer's independent accountants with respect to the December 2001 Financial Statements shall be addressed or reflected in the audit report prepared by the Company's independent accountants, if the Buyer's independent accountants deem such comments to be relevant to the audit report. The Stockholders covenant and warrant that the audited December 2001 Financial Statements will reflect the following financial results:

                  o Stockholders' equity as of December 31, 2001 not less than the lesser of (a) (Y)3.0 billion and (b) the stockholders' equity set forth in the balance sheet of the Company and its subsidiaries dated as of November 30, 2001, delivered to the Buyer pursuant to the Majority Stock Purchase Agreement; and

                  o Total Debt as of December 31, 2001 not more than(Y)4.3 billion.

                  6.2 RECOVERY BY BUYER FOR SHORTFALL OR EXCESS.

In the event of a breach of either prong of the foregoing covenant and warranty, the Buyer shall be entitled to recover from the Reserve Account of the Escrow Agent the amount of the shortfall in stockholders' equity or excess total debt; provided, however, that in the event that neither the stockholders' equity nor the total debt comply with the foregoing, the Buyer shall be entitled to recovery only for the amount of the shortfall in respect of either the stockholders' equity or excess total debt, at the Buyer's option.

7. TERMINATION OF AGREEMENT; OPTION TO PROCEED PURCHASE OF SHARES; DAMAGES.

                  7.1 TERMINATION BY LAPSE OF TIME. This Agreement shall terminate at 5:00 p.m. Tokyo Time, on March 31, 2002, if the transactions contemplated hereby have not been consummated by such time, unless such date is extended by the written consent of the Buyer and the Stockholders' Representative (whose consent shall bind the Stockholder).

                  7.2 TERMINATION BY AGREEMENT OF THE PARTIES. This Agreement may be terminated by the mutual written agreement of the parties hereto. In the event of such termination by agreement, the Buyer shall not have any further obligation or liability to the Stockholder under this Agreement, and the Stockholder shall have no further obligation or liability to the Buyer under this Agreement.

                  7.3 TERMINATION BY REASON OF BREACH.

                           (a) This Agreement may be terminated by the
Stockholder, if at any time prior to the Closing there shall occur a material breach of any of the covenants of the Buyer or the failure by the Buyer to perform any material condition or obligation hereunder.

                           (b) This Agreement may be terminated by the Buyer, if
at any time prior to the Closing there shall occur a material breach of any of the representations, warranties or covenants of the Stockholder or the failure by the Stockholder to perform any material condition or obligation hereunder.

                           (c) In the event of any breach of any of the
representations, warranties or covenants of the Majority Stockholders or the Company or the failure by the Majority Stockholders or the company to perform any condition or obligation under the Majority Stock Purchase Agreement (a "Pre-Closing Breach"), the Buyer shall have the right to terminate the Majority Stock Purchase Agreement. In the event of a Pre-Closing Breach by the Majority Stockholders or the Company, or the inability of the Selling Stockholders to give title or deliver possession of any of the shares of the Company owned by such Selling Stockholders, or the inability of the Majority Stockholders or the Company to satisfy all of the terms and conditions precedent to Closing as set forth in the Majority Stock Purchase Agreement, the Buyer may elect by written notice given to the Stockholders' Representative at or prior to the Closing Date either to (i) terminate this Agreement, or (ii) extend the scheduled Closing Date by 30 days, during which period the Majority Stockholders have agreed to use their best efforts to cure the Pre-Closing Breach, remove all Share Encumbrances, if any, not permitted by the terms of this Agreement, remove all other defects in title, and to deliver possession and good, clear and marketable title to the shares of the Company owned by the Selling Stockholders, and the Majority Stockholders and the Company have agreed to use their best efforts to satisfy all other conditions to Closing as provided in the Majority Stock Purchase Agreement, and to make the assets of the Company and its subsidiaries conform to the provisions therein. The Stockholder agrees to use his, her or its best efforts to assist the Majority Stockholders or the Company, as applicable, in their efforts with respect to the foregoing, to the extent the Stockholder has any control over or can influence such circumstances. If the Majority Stockholders or the Company (as the case may be) are unable, upon expiration of such 30-day period, to cure the Pre-Closing Breach, remove all such encumbrances and defects and to satisfy all such conditions to Closing, the Buyer may elect, by written notice given to the Stockholders' Representative, to (x) terminate this Agreement, (y) proceed with the Closing, or (z) extend the Closing Date for an additional 30 days. If the Buyer elects to extend the Closing Date for an additional 30 days pursuant to clause (z) of the immediately preceding sentence, the Buyer and the Stockholders'

Representative shall, within the 30-day period specified in such clause (z) agree upon the amount of the diminution in the value of the shares of the Company being transferred to the Buyer as a result of the Pre-Closing Breach or the cost to the Buyer of curing the applicable breach, failure or defect (the "Adjustment Amount"), and the Base Price shall be reduced by the Adjustment Amount.

                           (d) Availability of Remedies at Law. In the event
this Agreement is terminated pursuant to the provisions of this Section 7, the parties hereto shall have available to them all remedies afforded to them by applicable law.

8. DISPUTE RESOLUTION.

                  8.1 GENERAL. In the event that any dispute should arise between the parties hereto with respect to any matter covered by this Agreement, including, without limitation, any recovery by the Buyer pursuant to Section 6.2, the calculation of the Adjustment Amount or the occurrence of a Pre-Closing Breach, the parties hereto shall resolve such dispute in accordance with the procedures set forth in this Section 8.

                  8.2 CONSENT OF THE PARTIES. In the event of any dispute between the parties with respect to any matter covered by this Agreement, the parties shall first use their best efforts to resolve such dispute among themselves. If the parties are unable to resolve the dispute within 30 calendar days after the commencement of efforts to resolve the dispute, or within 30 calendar days after the Closing Date in connection with any dispute in the Adjustment Amount, the dispute will be submitted to arbitration in accordance with Section 8.3 hereof.

                  8.3 ARBITRATION.

                           (a) The Buyer or the Stockholder (acting through the
Stockholders' Representative) may submit any matter referred to in Section 8.1 hereof to arbitration by notifying the other party hereto in writing of such dispute. Within 10 days after receipt of such notice, the Buyer and the Stockholder shall designate in writing one arbitrator; provided, that if the parties hereto cannot agree on an arbitrator within such 10-day period, the arbitrator shall be selected by the Japan Commercial Arbitration Association ("JCAA"). The arbitrator so designated shall not be an employee, consultant, officer, director or stockholder of any party hereto or any Affiliate of any party to this Agreement.

                           (b) Within 15 days after the designation of the
arbitrator, the arbitrator, the Buyer and the Stockholders' Representative shall meet, at which time the Buyer and the Stockholders' Representative shall be required to submit in writing all disputed issues and a proposed ruling on each such issue.

                           (c) The arbitrator shall set a date for a hearing,
which shall be no later than 30 days after the submission of written proposals pursuant to paragraph (b) above, to discuss each of the issues identified by the Buyer and the Stockholders' Representative. Each party shall have the right to be represented by counsel. The arbitration shall be governed by the rules of the JCAA; provided, that the arbitrator shall have sole discretion with regard to the admissibility of evidence.

                           (d) The arbitrator shall use his best efforts to rule
on each disputed issue within 30 days after the completion of the hearings described in paragraph (c) above. The determination of the arbitrator as to the resolution of any dispute shall be binding and conclusive upon all parties hereto. All rulings of the arbitrator shall be in writing and shall be delivered to the parties hereto and the Escrow Agent.

                           (e) The prevailing party in any arbitration shall be
entitled to an award of reasonable attorneys' fees incurred in connection with the arbitration. The non-prevailing party shall pay such fees, together with the fees of the arbitrator and the costs and expenses of the arbitration.

                           (f) Any arbitration pursuant to this Section 8.3
shall be conducted in Japanese and shall be located in Tokyo, Japan. Any arbitration award may be entered in and enforced by any court having jurisdiction thereover.

9. NOTICES.

                  Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by certified mail, postage prepaid or facsimile, addressed as follows or to such other address of which the parties may have given notice:



                  To the Buyer:           Advanced Energy Japan K.K.
                                          Towa Edogawabashi Building
                                          347, Yamabuki-cho, Shinjuku-ku
                                          Tokyo
                                          Attn: Shunsuke Sugao
                                                Representative Director
                                          Fax:  03-3235-3580

                 To the Stockholder:      c/o Hisanori Aoyama, as the
                                          Stockholders' Representative 13-6,
                                          Tamadaira 3-chome
                                          Hino-shi
                                          Tokyo 191-0062

                                          Fax: 042-584-7304

Unless otherwise specified herein, such notices or other communications shall be effective (a) on the date delivered, if delivered personally, (b) two (2) business days after being sent, if sent by registered or certified mail, and (c) upon receipt, if sent by facsimile.

10. EXPENSES.

                  Each of the Buyer and the Stockholder will pay all expenses (including, without limitation, legal and accounting fees and expenses) incurred by them in connection with the transactions contemplated hereby. In no event will any of the expenses incurred in connection with this transaction by the Stockholder or the Stockholders' Representative, including without limitation the fees and expenses of counsel to the Stockholder, be billed to or paid by or secured or guaranteed by the Company or any subsidiary thereof. The Stockholder shall be responsible for payment of all income, sales or transfer taxes arising out of the conveyance of the Shares.

11. LEGAL FEES.

                  In the event that legal proceedings are commenced by the Buyer against the Stockholder, or by the Stockholder against the Buyer, in connection with this Agreement or the transactions contemplated hereby, the party which does not prevail in such proceedings shall pay the reasonable attorneys' fees and other costs and expenses, including investigation costs, incurred by the prevailing party in such proceedings.

12. GOVERNING LAW.

                  This Agreement shall be governed by and construed in accordance with the laws of Japan.




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and on the date first above written.

                                       BUYER:


                                       Address:  Towa Edogawabashi Building
                                                 347, Yamabuki-cho, Shinjuku-ku
                                                 Tokyo


                                       ADVANCED ENERGY JAPAN K.K.

                                       (Execution by corporate seal)

                                       -----------------------------------------

                                       STOCKHOLDERS(1):

                                       (If a Stockholder is a corporate
                                       investor, please execute below by using
                                       the corporate seal)

                                       Address:


                                       Name of the company:

                                       Title and Name of the person representing the company:

                                                                  Corporate Seal
                                       ---------------------------

                                       (If a Stockholder is an individual
                                       investor, please execute below by
                                       signature and seal)

                                       Address:


                                       Signature:
                                                                            Seal
                                                  -------------------------



----------
(1) Name and Address of a Stockholder shall be the same as entered in the Stockholders' registry of Aera Japan, Limited. If there is any change in the name or address, please consult with Aera Japan, Limited whether or not the record of the Stockholders' registry should be amended.

                     STOCK PURCHASE AGREEMENT (Translation)

                                  BY AND AMONG

                           ADVANCED ENERGY JAPAN K.K.

                                       AND

                         [NAME OF MINORITY STOCKHOLDER]

                            Dated December ___, 2001

                                TABLE OF CONTENTS


1.      PURCHASE AND SALE OF THE SHARES..........................................................................1

  1.1   PURCHASE OF THE SHARES FROM THE STOCKHOLDER..............................................................1
  1.2   FURTHER ASSURANCES.......................................................................................1
  1.3   PURCHASE PRICE FOR THE SHARES............................................................................2
  1.4   CLOSING..................................................................................................2
  1.5   STOCKHOLDERS' REPRESENTATIVE.............................................................................2

2.      REPRESENTATIONS OF THE STOCKHOLDER REGARDING THE SHARES..................................................3

  2.1   OWNERSHIP OF SHARES......................................................................................3
  2.2   AUTHORITY................................................................................................4
  2.3   NONCONTRAVENTION.........................................................................................4

3.      CONFIDENTIALITY..........................................................................................4


4.      CONDITIONS TO OBLIGATIONS OF THE BUYER...................................................................4

  4.1   CONTINUED TRUTH OF REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER; COMPLIANCE WITH COVENANTS AND
         OBLIGATIONS.............................................................................................4
  4.2   GOVERNMENTAL APPROVALS...................................................................................5
  4.3   CONSENT OF LESSORS AND OTHER THIRD PARTIES...............................................................5
  4.4   ADVERSE PROCEEDINGS......................................................................................5
  4.5   SALE OF SHARES OF COMMON STOCK BY OTHER SELLING STOCKHOLDERS.............................................5
  4.6   CLOSING DELIVERIES.......................................................................................5

5.      CONDITION TO OBLIGATIONS OF THE STOCKHOLDER..............................................................5


6.      TERMINATION OF AGREEMENT; OPTION TO PROCEED PURCHASE OF SHARES; DAMAGES..................................6

  6.1   TERMINATION BY LAPSE OF TIME.............................................................................6
  6.2   TERMINATION BY AGREEMENT OF THE PARTIES..................................................................6
  6.3   TERMINATION BY REASON OF BREACH..........................................................................6

7.      DISPUTE RESOLUTION.......................................................................................7

  7.1   GENERAL..................................................................................................7
  7.2   CONSENT OF THE PARTIES...................................................................................7
  7.3   ARBITRATION..............................................................................................7

8.      NOTICES..................................................................................................8


9.      EXPENSES.................................................................................................8


10.     LEGAL FEES...............................................................................................9


11.     GOVERNING LAW............................................................................................9



Schedule I      Information Regarding Stockholder's Shares

                     STOCK PURCHASE AGREEMENT (Translation)


         This Stock Purchase Agreement ("Agreement") is made as of the ___ day of December, 2001, by and among Advanced Energy Japan K.K., a Japanese corporation (the "Buyer"), and the stockholder of Aera Japan Limited, a Japanese corporation (the "Company"), identified on the execution page hereto (the "Stockholder").

                             Preliminary Statements

                  1. The Stockholder owns the number of the issued and outstanding shares (the "Shares") of the common stock, (Y)500 par value per share (the "Common Stock"), of the Company set forth on Schedule I.

                  2. The Buyer desires to purchase, and the Stockholder desires to sell, the Shares for the consideration set forth below, subject to the terms and conditions of this Agreement.

                  3. At the Closing (as defined in Section 1.1 below), the Buyer shall purchase, pursuant to (a) the Stock Purchase Agreement dated as of November 16, 2001 (the "Majority Stock Purchase Agreement"), by and among Advanced Energy Industries, Inc., a Delaware corporation, the Buyer, the Company and the stockholders of the Company identified therein (the "Majority Stockholders"), and (b) each of the other Minority Stock Purchase Agreements (collectively, the "Other Minority Stock Purchase Agreements" and, collectively with this Agreement and the Majority Stock Purchase Agreement, the "Stock Purchase Agreements"), by and among the Buyer and the stockholders of the Company identified in such agreements (collectively with the Stockholder and each such stockholders, the "Selling Minority Stockholders" and, collectively with the Majority Stockholders, the "Selling Stockholders"), the shares of Common Stock of the Company held by all of the Selling Stockholders. The Shares and the shares of Common Stock of the Company held by the other Selling Stockholders (collectively, the "Purchased Shares") together shall represent at least 97.1% of the outstanding capital stock of the Company.

         NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. PURCHASE AND SALE OF THE SHARES.

                  1.1 PURCHASE OF THE SHARES FROM THE STOCKHOLDER. Subject to and upon the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the "Closing"), the Stockholder shall sell and deliver to the Buyer, and the Buyer shall purchase from the Stockholder, all the Shares owned by the Stockholder, as set forth opposite to the Stockholder's name on Schedule I. At the Closing, the Stockholder shall deliver to the Buyer all of the share certificates evidencing the Shares.

                  1.2 FURTHER ASSURANCES. At any time after the Closing, at the Buyer's request and without further consideration, the Stockholder shall promptly execute and deliver such instruments necessary for the Buyer and take all such other action as the Buyer may reasonably request to effect the transfer of the Shares to the Buyer, to register the Buyer's name in the Company's stockholders' register, to confirm the Buyer's title to all of the Shares, to assist the Buyer in exercising all rights with respect thereto and otherwise to carry out the full purpose and intent of this Agreement.

                  1.3 PURCHASE PRICE FOR THE SHARES.

                           (a) The purchase price per Share shall be
(Y)69,724.93. Such per Share price multiplied by the total number of Shares (being round down to the nearest integral number) is referred to herein as the "Purchase Price."

                           (b) At the Closing, the Buyer shall make a payment of
the Purchase Price to the Stockholder by wire transfer of immediately available funds in Japanese yen. The Stockholder shall designate a receiving account at least 5 business days prior to the Closing. The Purchase Price is set forth on
Schedule I.

                  1.4 CLOSING. The Closing shall take place at the offices of Mitsui, Yasuda, Wani & Maeda, Akasaka 2.14 Plaza Building, 14-32, Akasaka 2-chome, Minatu-ku, Tokyo at 10:00 a.m., on January 10, 2002, or at such other place, time or date as may be mutually agreed upon in writing by the Buyer and the Stockholder's Representative (as defined in Section 1.5 below). The above-referenced scheduled date for the Closing, or such other date as may be mutually agreed upon pursuant to this Section 1.4, is hereinafter referred to as the "Closing Date."

                  1.5 STOCKHOLDERS' REPRESENTATIVE.

                           (a) In order to administer efficiently (i) waiver of
any condition to the obligations of the Stockholder to consummate the transactions contemplated hereby and (ii) any rights or obligations of the Selling Stockholders pursuant to the Stock Purchase Agreements, the Stockholder hereby designates Hisanori Aoyama as his, her or its representative (the "Stockholders' Representative").

                           (b) The Stockholder hereby authorizes the
Stockholders' Representative (i) to take all action necessary in connection with the waiver of any condition to the obligations of the Stockholder to consummate the transactions contemplated hereby, (ii) to give and receive all notices required to be given under this Agreement, and (iii) to take any and all additional action as is contemplated, permitted or required by the terms of this Agreement to be taken by or on behalf of the Stockholder.

                           (c) In the event that the Stockholders'
Representative dies, becomes unable to perform his responsibilities hereunder or resigns from such position, the Majority Stockholders (or their respective successors, heirs or executors) shall, in accordance with the Majority Stock Purchase Agreement, promptly select another representative. The Stockholder agrees that any such substituted representative shall be deemed to be the Stockholders' Representative for all purposes of this Agreement.

                           (d) All decisions and actions by the Stockholders'
Representative shall be binding upon the Stockholder, and the Stockholder shall not have the right to object, dissent, protest or otherwise contest the same.

                           (e) By execution of this Agreement, the Stockholder
agrees to all of the following matters:

                                    (i) the Buyer and its affiliates shall be
able to rely conclusively on the instructions and decisions of the Stockholders' Representative as to any of the matters described in this Section 1.5, and the Stockholder shall not have any claim against the Buyer or any of its affiliates for any action taken by the Buyer or any of its affiliates in reliance upon the instructions or decisions of the Stockholders' Representative;

                                    (ii) all actions, decisions and instructions
of the Stockholders' Representative shall be conclusive and binding upon the Stockholder, and the Stockholder shall not have any claim against the Stockholders' Representative for any action taken, decision made or instruction given by the Stockholders' Representative under this Agreement;

                                    (iii) the provisions of this Section 1.5 are
independent and severable, are irrevocable and coupled with an interest and shall be enforceable independently and separately from any rights or remedies that the Stockholder may have in connection with the transactions contemplated by this Agreement;

                                    (iv) money damages for any breach of the
provisions of this Section 1.5 would be inadequate;

                                    (v) the provisions of this Section 1.5 shall
be binding upon the executors, heirs, legal representatives and successors of the Stockholder, and any references in this Agreement to the Stockholder shall include the successors to the Stockholder's rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise; and

(vi) the Stockholders' Representative shall have the authority to execute and deliver on behalf of the Stockholder any agreements, certificates and instruments contemplated by this Agreement or necessary or appropriate to facilitate the Closing.

                           (f) All fees of and expenses incurred by the
Stockholders' Representative shall be paid by the Selling Stockholders, and the Stockholder shall pay the amount of such fees and expenses reasonably allocated to him, her or it by the Stockholders' Representative.

2. REPRESENTATIONS OF THE STOCKHOLDER REGARDING THE SHARES.

         The Stockholder represents and warrants to the Buyer as follows:

                  2.1 OWNERSHIP OF SHARES. The Stockholder has good and marketable title, free and clear of any and all Share Encumbrances (as defined below), to all of the Shares. The Shares constitute all of the shares of of the Company beneficially owned by the Stockholder.

Subject to approval by the Board of Directors of the Company pursuant to the Company's Articles of Incorporation, which approval on or prior to the Closing will have been duly obtained, the Stockholder has the authority to transfer and deliver to the Buyer at the Closing the Shares and, upon consummation of the sale of the Shares contemplated hereby, the Buyer will acquire from the Stockholder good and marketable title to the Shares, free and clear of all Share Encumbrances. "Share Encumbrances" means any title defect, liens, charges, claims, options, pledges, voting trusts, proxies, stockholder or similar agreements, security interests, mortgages, encumbrances or restrictions of any kind, other than applicable securities law restrictions and restrictions under the Company's Articles of Incorporation.

                  2.2 AUTHORITY. The Stockholder has all requisite power and authority to execute and deliver this Agreement and to perform the Stockholder's obligations hereunder. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes valid and legally binding obligations of the Stockholder, enforceable against the Stockholder in accordance with its terms.

                  2.3 NONCONTRAVENTION. Neither the execution and delivery of this Agreement by the Stockholder nor the consummation by the Stockholder of the transactions contemplated hereby will: (i) require on the part of such Stockholder any filing with, or any permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority or agency (except where the failure to obtain the same will not have a material adverse effect on the Shares, Buyer's rights and title thereto or the transactions contemplated hereby); (ii) result in the imposition of any Share Encumbrance upon the Shares; or (iii) violate any order, writ, injunction, decree, law or regulation applicable to such Stockholder or to the Shares.

3. CONFIDENTIALITY.

                  The Stockholder agrees to keep confidential the existence and terms of this Agreement and any information related hereto, including without limitation the status of the transactions contemplated hereby, unless prior to the Stockholder's disclosure of such information, (a) the Company or the Buyer has publicly disclosed such information, or (b) the Buyer has provided its written consent to the Stockholder.

4. CONDITIONS TO OBLIGATIONS OF THE BUYER.

                  The obligations of the Buyer to purchase the Shares under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent; provided, however, that each of such conditions may be waived in writing in the sole discretion of the Buyer.

                  4.1 CONTINUED TRUTH OF REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER; COMPLIANCE WITH COVENANTS AND OBLIGATIONS. The representations and warranties of the Stockholder set forth in this Agreement shall be true and correct as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Date as though made as of the Closing Date. The Stockholder shall have performed and complied with all terms, conditions, covenants, obligations, agreements and restrictions required by this

Agreement to be performed or complied with by the Stockholder prior to or at the Closing Date. At the Closing, the Stockholder shall have executed and delivered to the Buyer a certificate as to the Stockholder's compliance with this Section 4.1.

                  4.2 GOVERNMENTAL APPROVALS. All of the consents, authorizations or approvals of governmental agencies and similar bodies, which are necessary under any applicable law or regulation for the consummation by the Stockholder of the transactions contemplated by this Agreement shall have been obtained. Without limiting the generality of the foregoing, the Buyer shall not be obligated to complete the transactions contemplated by this Agreement, if doing so would violate the Hart-Scott-Rodino Antitrust Improvements Act of 1974.

                  4.3 CONSENT OF LESSORS AND OTHER THIRD PARTIES. The Stockholder shall have received (without the payment of any consideration, the waiving of any right or the incurring of any new obligation or liability by the Company or the Buyer or any of their affiliates) all requisite consents and approvals of all third parties whose consent or approval is required in order for the Stockholder to consummate the transactions contemplated by this Agreement. All such consents and approvals shall be in form and substance reasonably acceptable to the Buyer.

                  4.4 ADVERSE PROCEEDINGS. No action or proceeding before any court or other governmental body shall have been instituted or threatened which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Buyer to own the Shares or to own or operate the business of the Company and its subsidiaries after the Closing.

                  4.5 SALE OF SHARES OF COMMON STOCK BY OTHER SELLING STOCKHOLDERS. The Selling Stockholders other than the Stockholder shall, at the Closing and in accordance with the Stock Purchase Agreements, sell to the Buyer all of the Purchased Shares owned by such stockholders. The total Purchased Shares sold to the Buyer shall represent at least 97.1% of the issued and outstanding shares of the Company at the Closing.

                  4.6 CLOSING DELIVERIES. The Buyer shall have received at or prior to the Closing such documents, instruments or certificates as the Buyer may reasonably request including, without limitation:

                           (a) the stock certificates representing the Shares;

                           (b) a cross receipt executed by the Stockholders; and

                           (c) stock certificates representing the Purchased
Shares sold by the other Selling Stockholders.

5. CONDITION TO OBLIGATIONS OF THE STOCKHOLDER.

                  The obligations of the Stockholder are subject to the receipt by the Stockholder, at or prior to the Closing, of (a) payment of the Purchase Price; and (b) a cross receipt executed by the Buyer.

6. TERMINATION OF AGREEMENT; OPTION TO PROCEED PURCHASE OF SHARES; DAMAGES.

                  6.1 TERMINATION BY LAPSE OF TIME. This Agreement shall terminate at 5:00 p.m. Tokyo Time, on March 31, 2002, if the transactions contemplated hereby have not been consummated by such time, unless such date is extended by the written consent of the Buyer and the Stockholder's Representative (whose consent shall bind the Stockholder).

                  6.2 TERMINATION BY AGREEMENT OF THE PARTIES. This Agreement may be terminated by the mutual written agreement of the parties hereto. In the event of such termination by agreement, the Buyer shall not have any further obligation or liability to the Stockholder under this Agreement, and the Stockholder shall have no further obligation or liability to the Buyer under this Agreement.

                  6.3 TERMINATION BY REASON OF BREACH.

                           (a) This Agreement may be terminated by the
Stockholder, if at any time prior to the Closing there shall occur a material breach of any of the covenants of the Buyer or the failure by the Buyer to perform any material condition or obligation hereunder.

                           (b) This Agreement may be terminated by the Buyer, if
at any time prior to the Closing there shall occur a material breach of any of the representations, warranties or covenants of the Stockholder or the failure by the Stockholder to perform any material condition or obligation hereunder.

                           (c) In the event of any breach of any of the
representations, warranties or covenants of the Majority Stockholders or the Company or the failure by the Majority Stockholders or the company to perform any condition or obligation under the Majority Stock Purchase Agreement (a "Pre-Closing Breach"), the Buyer shall have the right to terminate the Majority Stock Purchase Agreement. In the event of a Pre-Closing Breach by the Majority Stockholders or the Company, or the inability of the Selling Stockholders to give title or deliver possession of any of the shares of the Company owned by such Selling Stockholders, or the inability of the Majority Stockholders or the Company to satisfy all of the terms and conditions precedent to Closing as set forth in the Majority Stock Purchase Agreement, the Buyer may elect by written notice given to the Stockholder's Representative at or prior to the Closing Date either to (i) terminate this Agreement, or (ii) extend the scheduled Closing Date by 30 days, during which period the Majority Stockholders have agreed to use their best efforts to cure the Pre-Closing Breach, remove all Share Encumbrances, if any, not permitted by the terms of this Agreement, remove all other defects in title, and to deliver possession and good, clear and marketable title to the shares of the Company owned by the Selling Stockholders, and the Majority Stockholders and the Company have agreed to use their best efforts to satisfy all other conditions to Closing as provided in the Majority Stock Purchase Agreement, and to make the assets of the Company and its subsidiaries conform to the provisions therein. The Stockholder agrees to use his, her or its best efforts to assist the Majority Stockholders or the Company, as applicable, in their efforts with respect to the foregoing, to the extent the Stockholder has any control over or can influence such circumstances. If the Majority Stockholders or the Company (as the case may be) are unable, upon expiration of such 30-day period, to cure the Pre-Closing Breach, remove all such encumbrances and defects and to satisfy all such conditions to Closing, the Buyer may elect, by written notice given to the Stockholder's Representative to (x) terminate this Agreement, (y) proceed with the Closing, or (z) extend the Closing Date for an additional 30 days.

                           (d) Availability of Remedies at Law. In the event
this Agreement is terminated pursuant to the provisions of this Section 6, the parties hereto shall have available to them all remedies afforded to them by applicable law.

7. DISPUTE RESOLUTION.

                  7.1 GENERAL. In the event that any dispute should arise between the parties hereto with respect to any matter covered by this Agreement, including, without limitation, the occurrence of a Pre-Closing Breach, the parties hereto shall resolve such dispute in accordance with the procedures set forth in this Section 7.

                  7.2 CONSENT OF THE PARTIES. In the event of any dispute between the parties with respect to any matter covered by this Agreement, the parties shall first use their best efforts to resolve such dispute among themselves. If the parties are unable to resolve the dispute within 30 calendar days after the commencement of efforts to resolve the dispute, or within 30 calendar days after the Closing Date in connection with any dispute in the Adjustment Amount, the dispute will be submitted to arbitration in accordance with Section 7.3 hereof.

                  7.3 ARBITRATION.

                           (a) The Buyer or the Stockholder (acting through the
Stockholders' Representative) may submit any matter referred to in Section 7.1 hereof to arbitration by notifying the other party hereto in writing of such dispute. Within 10 days after receipt of such notice, the Buyer and the Stockholder's Representative shall designate in writing one arbitrator; provided, that if the parties hereto cannot agree on an arbitrator within such 10-day period, the arbitrator shall be selected by the Japan Commercial Arbitration Association ("JCAA"). The arbitrator so designated shall not be an employee, consultant, officer, director or stockholder of any party hereto or any Affiliate of any party to this Agreement.

                           (b) Within 15 days after the designation of the
arbitrator, the arbitrator, the Buyer and the Stockholders' Representative shall meet, at which time the Buyer and the Stockholder's Representative shall be required to submit in writing all disputed issues and a proposed ruling on each such issue.

                           (c) The arbitrator shall set a date for a hearing,
which shall be no later than 30 days after the submission of written proposals pursuant to paragraph (b) above, to discuss each of the issues identified by the Buyer and the Stockholder's Representative. Each party shall have the right to be represented by counsel. The arbitration shall be governed by the rules of the JCAA; provided, that the arbitrator shall have sole discretion with regard to the admissibility of evidence.

                           (d) The arbitrator shall use his best efforts to rule
on each disputed issue within 30 days after the completion of the hearings described in paragraph (c) above. The determination of the arbitrator as to the resolution of any dispute shall be binding and conclusive upon all parties hereto. All rulings of the arbitrator shall be in writing and shall be delivered to the parties hereto.

                           (e) The prevailing party in any arbitration shall be
entitled to an award of reasonable attorneys' fees incurred in connection with the arbitration. The non-prevailing party shall pay such fees, together with the fees of the arbitrator and the costs and expenses of the arbitration.

                           (f) Any arbitration pursuant to this Section 7.3
shall be conducted in Japanese and shall be located in Tokyo, Japan. Any arbitration award may be entered in and enforced by any court having jurisdiction thereover.

8. NOTICES.

                  Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by certified mail, postage prepaid or facsimile, addressed as follows or to such other address of which the parties may have given notice:

                  To the Buyer:           Advanced Energy Japan K.K.
                                          Towa Edogawabashi Building
                                          347, Yamabuki-cho, Shinjuku-ku
                                          Tokyo
                                          Attn: Shunsuke Sugao
                                                Representative Director
                                          Fax:  03-3235-3580

                  To the Stockholder:     c/o Hisanori Aoyama, as the
                                          Stockholders' Representative 13-6,
                                          Tamadaira 3-chome
                                          Hino-shi
                                          Tokyo 191-0062

                                          Fax: 042-584-7304

Unless otherwise specified herein, such notices or other communications shall be effective (a) on the date delivered, if delivered personally, (b) two (2) business days after being sent, if sent by registered or certified mail, and (c) upon receipt, if sent by facsimile.

9. EXPENSES.

                  Each of the Buyer and the Stockholder will pay all expenses (including, without limitation, legal and accounting fees and expenses) incurred by them in connection with the transactions contemplated hereby. In no event will any of the expenses incurred in connection with this transaction by the Stockholder or the Stockholders' Representative, including without limitation the fees and expenses of counsel to the Stockholder, be billed to or paid by or secured or guaranteed by the Company or any subsidiary thereof. The Stockholder shall be responsible for payment of all income, sales or transfer taxes arising out of the conveyance of the Shares.

10. LEGAL FEES.

                  In the event that legal proceedings are commenced by the Buyer against the Stockholder, or by the Stockholder against the Buyer, in connection with this Agreement or the transactions contemplated hereby, the party which does not prevail in such proceedings shall pay the reasonable attorneys' fees and other costs and expenses, including investigation costs, incurred by the prevailing party in such proceedings.

11. GOVERNING LAW.

                  This Agreement shall be governed by and construed in accordance with the laws of Japan.




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and on the date first above written.


                                    BUYER:


                                    Address:  Towa Edogawabashi Building
                                              347, Yamabuki-cho, Shinjuku-ku
                                              Tokyo


                                    ADVANCED ENERGY JAPAN K.K.

                                    (Execution by corporate seal)

                                    --------------------------------------------


                                    STOCKHOLDERS(2):

                                    (If a Stockholder is a corporate investor, please execute below by using the corporate seal)

                                    Address:

                                            ------------------------------------
                                    Name of the company:


                                            ------------------------------------
                                    Title and Name of the person representing the company:


                                                                  Corporate Seal
                                    ------------------------------

                                    If a Stockholder is an individual investor, please execute below by signature and seal)

                                    Address:
                                             -------------------------------

                                    Signature:
                                                                            Seal
                                            --------------------------------

----------
(2) Name and Address of a Stockholder shall be the same as entered in the Stockholders' registry of Aera Japan, Limited. If there is any change in the name or address, please consult with Aera Japan, Limited whether or not the record of the Stockholders' registry should be amended.